Exhibit 99.1

Millennium Investment & Acquisition Company, Inc. Establishes Presence in Oklahoma with a Cannabis Cultivation Facility

Old Bethpage, New York, June 11, 2021 — Millennium Investment & Acquisition Co. Inc. (US-OTC: MILC) (“MILC” or the “Company”) today announced that it has agreed to invest in a newly formed cannabis operator - VinCann LLC (“VC”). As part of the transaction, MILC has agreed to invest $750,000. The investment will take the form of a preferred equity interest that receives a full return of invested capital plus a preferred return of 12.5% after which MILC has a 77.5% ownership stake. The remaining subordinated ownership will be held by the management team of VC.

Concurrent with MILC’s investment, VC entered into a 20-year lease (the “Lease”) for a 9.35 acre plot of land with approximately 40,000 square feet of greenhouse, 3,000 square feet of office space, and 100,000 square feet of fully fenced outdoor growing area with 20,000+ square feet of hoop structures that have been purchased by Power REIT (NYSE-American: PW). This property has significant potential to become a low-cost producer of high-quality cannabis to compete effectively in the Oklahoma market.

Oklahoma is a relatively new cannabis market and due to its open licensing represents an interesting opportunity. It is referred to as the “wild-wild-west” of cannabis and is projected to see rapid growth in the coming years. This investment positions MILC for attractive risk adjusted returns and by working with Power REIT provides significant leverage to its investment.

David Lesser, MILC’s Chairman and CEO, commented, “MILC recently announced an initial foray into cannabis cultivation with a transaction in southern Colorado. This transaction expands MILC’s entry into the cannabis cultivation space as MILC transitions to an operating company from an Investment Company under Securities and Exchange Act of 1940. As previously disclosed, MILC has now completed the sale of its sole investment in securities and is now focused on two areas: sustainable cannabis cultivation in greenhouses and production of activated carbon. MILC is enthusiastic about the prospects for these two focus areas and its portfolio expansion with this investment in Oklahoma. I look forward to announcing additional exciting developments in the near future.”

VC is led by Jared Schrader, an experienced cannabis cultivation operator with a solid track record growing revenue at a Colorado cultivation facility from $150,000 annually to over $150,000 weekly (i.e. > $8 million annually) across the span of two years.

Jared Schrader, VinCann’s President, commented, “This cannabis cultivation facility is already operational and has significant potential for growth in undeveloped areas that can be easily constructed to expand the operation. This allows VC to pursue a strategy focused on speed to revenue and has the potential for rapid revenue growth given the nature of Oklahoma cannabis licensing which is based on an unlimited plant count per property. Based on the initial property configuration, VC intends to quickly establish approximately 32,000 cannabis plants which can be harvested approximately five times per year. Based on recent prices for cannabis in Oklahoma, this can result in an annual run rate of revenue in excess of $8 million.”

Deregistration as a 1940 Act Company

On October 14, 2020, shareholders approved a proposal to change the nature of the Company’s business from a registered investment company under the Investment Company Act of 1940 (the “1940 Act”) and to a holding company that focuses primarily on owning and operating businesses that produce activated carbon and acquiring other private businesses (collectively, the “Deregistration Proposal”). The Company is in the process of implementing the Deregistration Proposal so that it is no longer an “investment company” under the 1940 Act and has applied to the Securities and Exchange Commission (the “SEC”) for an order under the 1940 Act declaring that the Company has ceased to be an investment company (the “Deregistration Order”).

While the Company is committed to fully implementing the Deregistration Proposal, it is still contingent upon regulatory approval and the ability to reconfigure the Company’s portfolio to deregister as an investment company. The time required to reconfigure the Company’s portfolio could be impacted by, among other things, the COVID-19 pandemic and related market volatility, determinations to preserve capital, the Company’s ability to identify and execute on desirable acquisition opportunities, and applicable regulatory, lender and governance requirements. The conversion process could take up to 24 months; and there can be no assurance that the Deregistration Proposal, even if fully implemented, will improve the Company’s performance. Further, the SEC may determine not to grant the Company’s request for the Deregistration Order, which would materially change the Company’s plans for its business.

As previously announced, MILC has now completed the liquidation of its sole investment in securities - its investment in SMC and plans to invest the proceeds in operating businesses.

ABOUT MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC.

Millennium Investment and Acquisition Co. Inc. (ticker: MILC) is an internally managed, non-diversified, closed-end investment company. During 2020, MILC announced that it was seeking to de-register as an Investment Company that is regulated under Investment Company Act of 1940. MILC is currently seeking an Order from the SEC declaring that it has ceased to be an Investment Company as it no longer meets the definition of holding itself out as investing in securities but rather has pivoted to focus on direct investments in operating businesses.

MILC is currently focusing on opportunities in sustainable cannabis cultivation and the production of activated carbon.

Additional information about MILC can be found on its website: www.millinvestment.com

ABOUT POWER REIT

Power REIT is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture for the cultivation of food and cannabis.

Power REIT is focuses on the “Triple Bottom Line” with a commitment to Profit, Planet and People.

Additional information about Power REIT can be found on its website: www.pwreit.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO

david@dlesser.com

212-750-0371

301 Winding Road

Old Bethpage, NY 11804

www.millinvestment.com